Exhibit 99.1

Heartland Group Holdings, LLC

Auditor’s Report and Financial Statements

February 22, 2014 and February 23, 2013

Heartland Group Holdings, LLC
February 22, 2014 and February 23, 2013

Independent Auditor’s Report

Board of Managers
Heartland Group Holdings, LLC
Columbus, Ohio

We have audited the accompanying financial statements of Heartland Group Holdings, LLC, which comprise the balance sheets as of February 22, 2014 and February 23, 2013, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Group Holdings, LLC as of February 22, 2014 and February 23, 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Omaha, Nebraska
February 9, 2015

Heartland Group Holdings, LLC
Balance Sheets
February 22, 2014 and February 23, 2013
Assets
	2014	2013
Current Assets
Cash	$6,328	$10,198
Accounts receivable, net of allowance; 2014 - $6,800; 2013 - $13,200	1,017,358	250,251
Accounts receivable due from parent	722,766	1,199,916
Inventories, net	3,188,919	3,000,162
Prepaid expenses	450,460	479,025
Indemnification receivable	1,100,000	891,274
Other receivables	2,032,784	1,303,684

Total current assets	8,518,615	7,134,510

Property, Plant and Equipment, net	41,644,367	41,740,812
Other Assets	34,069	30,096
Intangible Assets, net	1,254,790	1,536,045
Goodwill	-	336,982

Total assets	$51,451,841	$50,778,445

Liabilities and Members’ Equity

Current Liabilities
Outstanding checks in excess of bank balance	$421,445	$377,033
Current maturities of long-term debt	385,427	419,821
Current maturities of notes payable to parent	-	1,000,000
Accounts payable	1,478,057	1,728,666
Accrued expenses	1,020,374	997,505

Total current liabilities	3,305,303	4,523,025

Revolving Loan Agreement	11,299,545	4,134,294
Long-term Debt	1,867,952	2,252,978
Notes Payable to Parent	30,235,234	29,235,234

Total liabilities	46,708,034	40,145,531

Members’ Equity	4,743,807	10,632,914

Total liabilities and members' equity	$51,451,841	$50,778,445

See Notes to Financial Statements

Heartland Group Holdings, LLC
Statements of Operations
Years Ended February 22, 2014 and February 23, 2013

	2014	2013

Net Sales	32,158,970	34,788,904

Cost of Goods Sold	30,409,725	27,248,574

Gross Profit (Loss)	1,749,245	7,540,330

Operating Expenses	7,619,939	10,040,612

Operating Loss	(5,870,694)	(2,500,282)

Other Income (Expense)
Interest expense	(1,943,641)	(1,530,671)
Other income, net	291,517	8,703
Goodwill impairment loss	(336,982)	-

	(1,989,106)	(1,521,968)

Net Loss	$(7,859,800)	$(4,022,250)

See Notes to Financial Statements

Heartland Group Holdings, LLC
Statements of Members’ Equity
Years Ended February 22, 2014 and February 23, 2013
Total
Members'
Equity

Balance at February 26, 2012	$14,655,164

Net loss	(4,022,250)

Balance at February 23, 2013	10,632,914

Net loss	(7,859,800)

Return of capital from members	1,970,693

Balance at February 22, 2014	$4,743,807

See Notes to Financial Statements

Heartland Group Holdings, LLC
Statements of Cash Flows
Years Ended February 22, 2014 and February 23, 2013

	2014		2013
Operating Activities
Net loss		$(7,859,800)	$(4,022,250)

Items not requiring (providing) cash
Loss (gain) on involuntary conversion of property, plant and equipment in accounts receivable		419,176	(77,056)
Loss (gain) on sale of property, plant and equipment		3,732	(1,350)
Gain on indemnification receivable settlement		(665,806)	-
Depreciation		2,594,052	2,327,731
Customer relationships amortization		281,255	281,255
Goodwill impairment loss		336,982	-
Changes in
Accounts receivable		55,310	1,081,705
Accounts receivable due from parent		477,150	212,518
Inventories		(188,757)	1,580,355
Prepaid expenses		28,565	(108,711)
Indemnification receivable		457,080	32,200
Other assets		(3,973)	(28,769)
Accounts payable		(250,609)	(371,646)
Accrued expenses		22,869	(406,237)

Net cash provided by (used in) operating activities		(4,292,774)	499,745

Investing Activities
Proceeds from sale of property, plant and equipment		28,700	7,500
Purchase of property, plant and equipment		(2,530,039)	(2,330,188)

Net cash used in investing activities		(2,501,339)	(2,322,688)

Financing Activities
Net borrowings on outstanding checks in excess of bank balance		44,412	377,033
Proceeds from revolving loan agreement		41,775,532	25,482,181
Repayments on revolving loan agreement		(34,610,281)	(21,347,887)
Payments on long-term debt		(419,420)	(474,696)
Payments on notes payable to parent		-	(3,667,230)
Proceeds from issuance of notes payable to parent		-	1,000,000

Net cash provided by financing activities		6,790,243	1,369,401

Decrease in Cash		(3,870)	(453,542)

Cash, Beginning of Period		10,198	463,740

Cash, End of Period		$6,328	$10,198

Supplemental Cash Flows Information

Interest paid		$1,788,397	$1,526,580

Return of capital in other receivables		$1,970,693	$-

Insurance proceeds in accounts receivable for involuntary conversion of property, plant and equipment	$		$618,710

See Notes to Financial Statements

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Heartland Group Holdings, LLC (the Company) produces, sells, and distributes recycled petroleum products that have undergone a refining process to clean used oil.  The Company has one refining location in Ohio and collection and storage facilities in Ohio, Kentucky, and West Virginia.  The Company is an 85.2053% owned subsidiary of Warren Distribution, Inc. (Parent).

The Company’s customers consist primarily of automotive lubricant manufacturers.  The Company grants credit to all of their customers, which are located in the United States.

The Company’s fiscal year ends on the last Saturday in February.  The years ended February 22, 2014 and February 23, 2013 consisted of 52 weeks (which includes 13 periods of 4 weeks each).

Limitation on Liability

Each member’s liability is limited as provided for in the Delaware Limited Liability Company Act, and no member has any personal liability for any debt or losses of the Company beyond such member’s capital contributions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

At February 22, 2014 and February 23, 2013, the Company’s cash accounts were within federally insured limits.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest.  The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.  Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

Inventories

Inventories consist of used refinery–grade black oil, industrial burner fuel, recycled petroleum products, by-products as a result of the refinery process and finished products.  Inventories are valued on the basis of the lower of first-in, first out cost or market.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization is determined using the straight-line method over the estimated useful life of each asset.  Assets held under capital lease arrangements are recorded at the present value of future minimum lease payments and are amortized using the straight-line method over the related lease term.  The estimated useful lives for each major depreciable classification of property, plant and equipment are as follows:

Buildings and improvements	5 – 40 years
Operating equipment and storage facilities	5 – 39 years
Transportation equipment	5 – 10 years

Gains and losses on the sale of property, plant and equipment are recorded in operating income.

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present.  If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value.  Subsequent increases in goodwill value are not recognized in the financial statements.  See Note 5 for changes in the carrying amount of goodwill.

Intangible Assets

Intangible assets with finite lives are being amortized on the straight-line basis over a period of eight years.  Such assets are periodically evaluated as to the recoverability of their carrying values.

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 1:	Nature of Operations and Summary of Significant Accounting Policies Continued

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable.  If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.  No asset impairment of long-lived assets was recognized during the years ended February 22, 2014 and February 23, 2013.

Income Taxes

The Company is organized under the limited liability company statutes of the state of Delaware.  The Internal Revenue Service has issued rulings approving the tax treatment of such companies as partnerships.  Accordingly, income or loss of the Company is reportable in the separate returns of the members.  Certain states in which the Company conducts business allow or require the Company to pay income taxes in lieu of the members filing income tax returns in those respective states.  The Company files income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions.  With a few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities before 2010.

Revenue Recognition

Revenue from the sale of the Company’s products is recognized as products are shipped to customers.

Self Insurance

The Company has elected to self-insure certain costs related to employee health and accident benefit programs.  Costs resulting from noninsured losses are charged to income when incurred.  The Company has purchased insurance that limits its aggregate exposure for individual claims up to $250,000.

Reclassifications

Certain reclassifications have been made to the 2013 financial statements to conform to the 2014 financial statement presentation.  These reclassifications had no effect on net loss.

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 2:	Inventories

	2014	2013
Manufacturing inventories
Raw materials	$2,919,852	$2,661,720
Work in process	144,476	114,197
Finished goods	148,591	247,245

	3,212,919	3,023,162
Less valuation allowance	(24,000)	(23,000)

	$3,188,919	$3,000,162

Note 3:	Other Receivables

During the summer of 2012, a fire occurred at the refining location damaging certain property, plant and equipment.  The Company filed a claim with the insurance company to be reimbursed for damaged property and expenses incurred.  A receivable was recorded for amounts to be received under the Company’s property insurance for approximately $1,270,000 as of February 23, 2013.  Actual amounts received during 2014 were less than estimated.  A loss of approximately $419,000 was recorded in other expense for the year ended February 22, 2014.

During 2014, the Company recorded amounts due from members for dividend overpayments occurring during previous years.  The return of capital is recorded in other receivables at February 22, 2014 in the amount of $1,970,693.

Note 4:	Property, Plant and Equipment

The major classifications of property, plant and equipment as of February 22, 2014 and February 23, 2013, are as follows:

	2014	2013

Land	$558,000	$558,000
Building and improvements	1,810,606	1,664,741
Operating equipment and storage facilities	44,847,032	42,920,891
Transportation equipment and vehicles	2,115,064	1,343,821
Construction in progress	266,707	668,917

	49,597,409	47,156,370
Less accumulated depreciation	7,953,042	5,415,558

	$41,644,367	$41,740,812

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 4:	Property, Plant and Equipment - Continued

The cost of operating equipment under capital leases was $39,633 and $334,721 with accumulated depreciation of $5,681 and $38,101 at February 22, 2014 and February 23, 2013, respectively.

Note 5:	Intangible Assets and Goodwill

The carrying amount and accumulated amortization of recognized intangible assets at February 22, 2014 and February 23, 2013, are as follows:

	2014	2013

Gross carrying amount	$2,250,000	$2,250,000
Accumulated amortization	995,210	713,955

Net carrying amount	$1,254,790	$1,536,045

Amortization expense for the years ended February 22, 2014 and February 23, 2013, was $281,255.  Estimated amortization expense for each of the following five years is:

2015	$281,255
2016	281,255
2017	281,255
2018	281,255
2019	129,770

The changes in the carrying amount of goodwill for the years ended February 22, 2014 and February 23, 2013, were:

	2014	2013
Beginning balance
Goodwill	$336,982	$336,982
Accumulated impairment losses	-	-
	336,982	336,982

Impairment losses	336,982	-

Ending balance	$-	$336,982

Because of increased raw material prices and decreased selling prices of recycled petroleum products, operating profits and cash flows were lower than expected in fiscal year 2014.  Based on that trend, the earnings forecast for the next five years was revised resulting in a goodwill impairment loss of $336,982.  The fair value of the Company was estimated using the expected present value of future cash flows.

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 6:	Line of Credit

The Company, together with Parent, entered into a revolving loan agreement with a bank on May 24, 2012 to provide a $75 million credit facility.  This agreement expires on May 22, 2017 and is collateralized by all of the assets of both the Company and Parent.  At February 23, 2013, the interest rate was equal to the sum of 1.75% plus one-month LIBOR, or 1.95%.  During 2014, the interest rate charged to the Company by Parent for their portion of borrowings increased to equal the sum of 7% plus one-month LIBOR, rounded up to nearest 0.0625%, or 7.25% at February 22, 2014.  Borrowings outstanding under the agreement attributable to the Company were $11,299,545 and $4,134,294 at February 22, 2014 and February 23, 2013, respectively.  Availability of credit based on certain consolidated borrowing base limitations by the bank at February 22, 2014 was $29,240,554.  The Company and Parent are charged a credit facility fee of 0.25% of the unused facility, which is paid by Parent.  The Company and Parent must comply with certain covenants and restrictions, as defined, including consolidated debt-service coverage and maximum capital expenditure limits.

On December 5, 2014, in connection with the sale of the assets of the Company described in Note 15, Parent assumed the Company’s line of credit and accrued interest totaling approximately $17,050,000 and the bank legally released the Company from their obligation under the credit facility.  The assumption of the Company’s obligation under the line of credit by Parent was subsequently treated as a capital contribution.

Note 7:	Long-term Debt

Long-term debt as of February 22, 2014 and February 23, 2013, consists of the following:

	2014	2013

Obligation under capital lease, payable in monthly installments ranging from $278 to $2,370, including interest at various rates ranging from 5.55% to 18.92%, with maturities from March 2013 through December 2014, collateralized by certain equipment.	$3,464	$52,350

Note payable to the Ohio Department of Development, payable in monthly installments of $37,019, including interest at 3.00%. The note matures on August 1, 2019 and is collateralized by certain fixed assets of the Company. The note was paid off on December 5, 2014. See Note 15.	2,249,915	2,620,449

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 7:	Long-term Debt - Continued

	2014	2013
Notes payable to Parent, with interest only payments required monthly ranging from 4.00% to 7.00% plus one month LIBOR, with lump-sum payments due at various dates between August 2013 and August 2020. During 2014, the maturity dates of certain notes were extended from August 2013 to November 2017. Subsequent to year-end, the notes were converted to equity. See Note 15.	30,235,234	30,235,234

Total long-term debt	32,488,613	32,908,033

Less current maturities	385,427	1,419,821

	$32,103,186	$31,488,212

Interest expense paid to Parent for the years ended February 22, 2014 and February 23, 2013 was $1,816,520 and $1,396,275, respectively.  Accrued interest due to Parent of $156,036 and $118,002 is included in accounts payable and accrued expenses as of February 22, 2014 and February 23, 2013, respectively.

Aggregate annual maturities of long-term debt and payments on capital lease obligations at February 22, 2014, are:

2015	$385,427
2016	393,580
2017	405,551
2018	5,141,656
2019	430,597
Thereafter	25,731,802
$32,488,613

Note 8:	Operating Leases

The Company leases property and equipment under various operating leases.  Leases held by the Company expire in various years from November 2014 through October 2016.  Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of February 22, 2014, are as follows:

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 8:	Operating Leases - Continued

2015	$213,855
2016	70,677
2017	12,170

Total minimum lease payments	$296,702

Lease expense under operating leases totaled $307,973 and $383,041 for the years ended February 22, 2014 and February 23, 2013, respectively.  On December 5, 2014, in connection with the sale of the assets of the Company described in Note 15, all operating leases were transferred to the acquirer.

Note 9:	Members’ Equity

Beginning on January 1, 2013, each Member of the Company, other than Parent, has the right to notify the Company of their intention to sell all or any portion of their Member units.  The Company is required to purchase the Member’s units at a predetermined formula price based on multiples of EBITDA less any outstanding debt.  Parent guarantees the minimum value of the member units at $15.00 per unit if the Company cannot redeem the shares and in turn, the redeemed shares will be issued to Parent.  As of the year ended February 22, 2014, no members of the Company sold any portion of their member units.  Subsequent to year-end, all member units were redeemed by the Company.  See further discussion of redemption of member units in Note 15.

Note 10:	Profit Sharing and Retirement Plan

The Company is a member of Parent’s profit sharing and salary reduction plan.  This plan, under Section 401(k) of the Internal Revenue Code, is available to all employees who have completed one month of qualified service.  Profit sharing contributions are at the discretion of the Company.  The Company matches 50% of the employee’s 401(k) contribution up to 6% of compensation.  The Company’s matching contributions were $84,775 and $78,928 for the years ended February 22, 2014 and February 23, 2013, respectively.  There were no profit sharing contributions for the years ended February 22, 2014 and February 23, 2013.

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 11:	Related Party Transactions

The Company sells recycled petroleum products to Parent.  In addition, Parent provides certain administrative and consulting services and receives a management fee of $26,210 per 4-week period beginning February 24, 2013.  From May 1, 2012 through February 23, 2013, the management fee was $46,153 per 4-week period.  Prior to May 1, 2012, Parent received a management fee each period based on actual hours spent on the Company’s operations.  The activity between the Company and Parent is summarized below:

	2014	2013

Sales	$20,928,616	$22,219,724
Management fees incurred	340,730	619,565
Account receivable at year end	722,766	1,199,916
Accrued expenses at year end	84,007	238,325

Note 12:	Litigation

The Company had been named as a defendant in a lawsuit arising from their refining activities.  During 2012, the Company entered into a settlement agreement that resulted in additional penalty, consulting and legal expenses associated with remediation efforts recognized during the year ended February 25, 2012.  The Membership Interest Purchase Agreement between the Company and the previous owners specifically indemnifies the Company from any and all damages, fines, costs and expenses related to the lawsuit.  During 2012 and 2013, the Company estimated the amount of indemnification that would be recouped from the previous owners and recorded an indemnification receivable of $891,274 at February 23, 2013.  As a result of the final settlement agreement during 2014, the Company recorded a gain of $665,806, which is included in other income for the year ended February 22, 2014.  The remaining indemnification receivable of $1,100,000 is recorded at February 22, 2014.

The Company may also be subject to claims and lawsuits that arise primarily in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Note 13:	Disclosures About Fair Value of Assets

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs.  There is a hierarchy of three levels of inputs that may be used to measure fair value:

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 13:	Disclosures About Fair Value of Assets - Continued

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at February 22, 2014:

Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
February 22, 2014
Goodwill	$-	$-	$-	$-

At February 23, 2013, there were no assets or liabilities measured at fair value on a nonrecurring basis.

Following is a description of the valuation methodology and inputs used for goodwill measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheet, as well as the general classification pursuant to the valuation hierarchy.  The process used to develop the reported fair value is described below.

Goodwill

Goodwill is valued at fair value on February 22, 2014, due to a recognized impairment.  The fair value is estimated using discounted cash flows.  Key inputs include weighted average cost of capital and long-term growth rates which cannot be corroborated by observable market data and, therefore, is classified within Level 3 of the valuation hierarchy.  The unobservable inputs used in the goodwill fair value measurement include weighted average cost of capital rate of 10% and long-term growth rate of 2%.

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 14:	Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations.  Those matters include the following:

Significant Customers

Major customer relationships represent more than 10% of sales.  The Company had sales from two and one customer relationships, including Parent, in 2014 and 2013 which accounted for approximately 78% and 64% of total sales, respectively.  Accounts receivable for these customers represented 73% and 83% of trade accounts receivable at February 22, 2014 and February 23, 2013, respectively.

Major Suppliers

Major supplier arrangements represent more than 10% of cost of goods sold.  The Company had purchases from one and two supplier relationships in 2014 and 2013, which accounted for approximately 23% and 32% of total inventory purchases, respectively.  Accounts payable for these suppliers represented 41% and 23% of accounts payable at February 22, 2014 and February 23, 2013, respectively.

Note 15:	Subsequent Events

On February 27, 2014, certain members exercised their right to sell shares back to the Company.  Parent paid the guaranteed $15.00 per unit for 121,467 shares redeemed, increasing Parent’s ownership of the Company to 97.3520%.  Effective December 5, 2014, the remaining 26,480 shares were sold by the members at $15.00 per unit.  Pursuant to the guarantee, Parent agreed to redeem the shares, thereby increasing Parent’s ownership of the Company to 100%.

On July 8, 2014, the Board of Managers decided to sell the assets used in the re-refinery business.  On October 21, 2014, the Company entered into an Asset Purchase Agreement with Vertex Energy, Inc. (“Vertex”) to sell substantially all of the assets used in the operations of the Company’s business, including inventory, property, plant and equipment, and intangible assets.  On December 5, 2014, the Company completed the closing.  The total consideration received was 2,243,791 shares of Vertex’s publicly traded stock, valued at $6,731,376, or $3.00 per share.  Additional contingent consideration of up to $8,276,792 may be paid, 50% in cash and 50% in Vertex stock, upon meeting certain earnings targets in the second year after the sale.  Pursuant to the agreement, the Company indemnifies Vertex from losses incurred relating to any liabilities arising in connection with the Company’s operation of the business prior to the date of sale for a period of 24 months, capped at $2,000,000.  Effective with the sale of the assets, the rights to the Company’s name, Heartland Group Holdings, LLC, were transferred to the buyer and the Company changed its name to Warren Ohio Holdings Co., LLC.

Heartland Group Holdings, LLC
Notes to Financial Statements
February 22, 2014 and February 23, 2013

Note 15:	Subsequent Events - Continued

Based on the sharp decline in the selling price of recycled petroleum products subsequent to year-end and the decision during July 2014 to sell most of the operating assets of the Company, impairment losses of $38,379,897 were recognized on assets held for sale, including inventory, property, plant and equipment, intangible assets and other assets.  Fair value was determined based on the price paid for the assets described above.

In connection with the sale of the assets, the Company formally announced its plans to cease operations and dissolve the Company.  The Company expects to wind-up its affairs by settling its current liabilities, including outstanding checks in excess of bank balance, accounts payable and accrued expenses, from collection of its receivables and refund of prepaid expenses.  On December 5, 2014, the long-term debt was paid off with proceeds from additional borrowings on the line of credit.  Parent subsequently assumed the line of credit totaling approximately $17,050,000 and converted the Company’s obligation on the line of credit to equity.  The notes payable to Parent and related accrued interest were also subsequently converted to equity.  Liquidation is expected to be completed in 2015.

    Subsequent events have been evaluated through the date of the Independent Auditor’s Report, which is the date the financial statements were available to be issued.